Exhibit 99.1

Press Release For immediate release
Invesco Moves Listing to the New York Stock Exchange
Jerome P. Kenney to Join Board of Directors
Contact: Douglas B. Kidd, 404 479 2922
Atlanta—December 3, 2007—Shares of Invesco Ltd. will begin trading on the New York Stock Exchange with the opening of the market on Tuesday, December 4, 2007. To mark the occasion, senior executives of Invesco, including Chairman Rex Adams and President and Chief Executive Officer Martin L. Flanagan, will ring The Opening BellSM.
“The move of our primary stock listing from the London Stock Exchange to the New York Stock Exchange marks a major milestone for Invesco that further enhances our visibility in this critical market by providing direct comparability with our peer global investment management firms,” said Mr. Flanagan. “During 2007 we changed the company’s name to Invesco and introduced a new brand identity to share our vision of Invesco as an integrated, global investment management organization. These important initiatives will assist Invesco as we work to build value for our clients, employees and shareholders.”
Additionally, Invesco Ltd. today announced that Jerome P. Kenney, 66, has been elected a non-executive member of the Board of Directors and will join the Board upon his retirement from Merrill Lynch & Co., Inc. in January 2008.
“Jerry Kenney’s long and distinguished career at Merrill Lynch has been characterized by a steadfast commitment to his clients,” said Mr. Flanagan. “Along with his deep financial industry knowledge and experience, Jerry’s skills will prove a strong addition to our Invesco Board.”
Mr. Kenney is vice chairman of Merrill Lynch and a member of its Executive Client Coverage Group. He is responsible for senior client relationships globally with particular focus on financial institutions in North America and wealth management. Mr. Kenney is a member of the New York Society of Security Analysts, the Japan Society, the U.S.-China Business Council, and the Asia Society. He is treasurer and a trustee of the Nightingale-Bamford School, a trustee of Northwestern University, an advisory director of the

Invesco Ltd.
One Midtown Plaza
1360 Peachtree Street, N.E.
Atlanta, Ga 30309

Telephone: +1 404 479 1095

Kellogg School of Management and a director of the American Australian Association.
With the addition of Mr. Kenney, the Board will consist of nine members, seven of whom will be independent directors.
In other actions relating to the company’s move to the New York Stock Exchange, earlier today the U.K. High Court of Justice gave final approval to proposals that had been overwhelmingly approved by shareholders on November 14, 2007 to move Invesco’s primary listing from the London Stock Exchange to the New York Stock Exchange and change the company’s domicile to Bermuda from the United Kingdom.
As previously announced, the final approval of these proposals by the High Court of Justice means that Invesco PLC ordinary shares, American Depositary Shares and Canadian exchangeable shares will be replaced before the market opens on December 4, 2007 with Invesco Ltd. shares.
Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, including AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Trimark, and WL Ross, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.
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This release may include statements that constitute “forward-looking statements” under the United States securities laws. Forward-looking statements include information concerning possible or assumed future results of our operations, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and the ability to obtain additional financing or make payments on our debt, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, when used in this release, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements. In connection with any forward-looking statements, you should carefully consider the areas of risk described in our most recent Annual Report on Form 20-F, and our subsequent Quarterly Report on Form 10-Q, as filed with the United States Securities and Exchange Commission (“SEC”). You may obtain these reports from the SEC’s Web site at www.sec.gov.